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                                                               EXHIBIT 10.16(c)


               SUPPLEMENTAL DEED OF TRUST AND SECURITY AGREEMENT


THE STATE OF TEXAS         (
                           (         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________        (

         That the undersigned Newmark Homes, L.P., a Texas limited partnership, whose address for notice hereunder is 10435 Greenbough, Suite 101, Stafford, Texas 77477 (hereinafter called the "Grantor"), in consideration of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid by Randolph C. Henson, Trustee (hereinafter called the "Trustee"), the receipt of which payment is hereby acknowledged and confessed, and of the debt and trust hereinafter mentioned, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto the Trustee, and unto the successor or substitute Trustee hereinafter provided, the following property situated in ______________ County, Texas, to-wit:

                            INSERT LEGAL DESCRIPTION

together with all buildings and other improvements thereon and hereafter placed thereon, and all fixtures, materials, equipment, apparatus, furniture, furnishings and other property, real and personal, now or hereafter installed or used on the above described property or the improvements thereon, including, but not limited to: (i) all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water-heating, cooking and air conditioning equipment, fixtures and appurtenances, and other chattels and personal property used or furnished in connection with the operation, use and enjoyment of the above described property and the improvements thereon, (ii) irrigation and drainage equipment, and (iii) all surface and underground water rights, drainage rights, wastewater capacity reservations, utility letters, renewal letters, permits, reservations, capital recovery charge receipts or any other document or instrument relating to the furnishing of utilities to and on the above-described property or any portion thereof (including, without limitation, water supply, sewage, gas, electric and telephone facilities) (the property described in this subparagraph (iii) is referred to in this Deed of Trust as the "Utility Rights), and all renewals, replacements and substitutions thereof and additions thereto, all of which said property and fixtures shall be deemed to be a part of and affixed to the above described real property; all rents, revenues, bonus money, royalties, rights and benefits accruing to the Grantor under all present and future oil, gas and mineral leases on any part of the above described property; and all the estate, right, title and interest of every nature whatsoever of


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the Grantor in and to all of the foregoing and every part and parcel thereof.

         TO HAVE AND TO HOLD the above described property, together with all and singular the rights, privileges, hereditaments and appurtenances thereunto in anywise incident, appertaining or belonging (all of which are hereinafter called the "Premises") unto the Trustee, and his successors or substitutes forever; and the Grantor hereby binds itself, its successors, assigns and legal representatives, to warrant and forever defend title to said Premises unto the Trustee, his successors and substitutes, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under it, but not otherwise.

                                   ARTICLE I

         This conveyance is made in trust on the following trusts, terms and conditions, and for the purpose of securing and enforcing the payment and performance of the following (hereinafter called the "Obligations"): (a) the payment of all the Indebtedness (as defined in the hereinafter identified Loan Agreement) of the Grantor to BANK UNITED, a federally chartered savings bank, whose address is 3200 Southwest Freeway, Houston, Texas, Suite 2000, Houston, Texas 77027 (hereinafter, together with any subsequent transferee, assignee, holder, or owner of the obligations, called the "Beneficiary"), now or hereafter existing under or in connection with that certain Loan Agreement dated as of June 28, 1990, as amended by that certain First Amendment to Loan Agreement dated as of May 14, 1991, as further amended by that certain Second Amendment to Loan Agreement dated as of June 28, 1991, as further amended by that certain Third Amendment to Loan Agreement dated as of March 17, 1992, as further amended by that certain Fourth Amendment to Loan Agreement dated as of June 28, 1992, as further amended by that certain Fifth Amendment to Loan Agreement dated as of June 28, 1993 as further amended by that certain Sixth Amendment to Loan Agreement dated as of June 28, 1994, as further amended by that certain Seventh Amendment to Loan Agreement dated as of May 28, 1995, as further amended by that certain Eighth Amendment to Loan Agreement dated as of February 28, 1996, as further amended by that certain Ninth Amendment to Loan Agreement dated as of May 28, 1996, as further amended by that certain Tenth Amendment to Loan Agreement dated as of October 1, 1996, as further amended by that certain Eleventh Amendment to Loan Agreement dated as of November 15, 1996 and as further amended by that certain Twelfth Amendment to Loan Agreement dated as of July 1, 1997 each by and between the Grantor or its predecessor and the Beneficiary (said Loan Agreement, as the same may from time to time be amended or supplemented, hereinafter called the "Loan Agreement"), including, without limitation, all amounts from time to time outstanding under the Note (as defined in the Loan Agreement), being that certain



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revolving promissory note dated July 1, 1997 in the face amount of
$30,000,000.00, issued by the Grantor, payable to the order of the Beneficiary and with final maturity on the earlier to occur of (i) May 28, 1998, or (ii) the Completion Date of the last Interim Construction Loan originated prior to the Drawdown Termination Date and any and all renewals, extensions for any period, modifications, amendments, enlargements or rearrangements thereof; (b) the performance of all obligations of the Grantor under this Deed of Trust or any of the Security Instruments (as defined in the Loan Agreement), including the Loan Agreement; (c) all other sums of money which may be hereafter paid or advanced by or on behalf of the Beneficiary under the terms and provisions of this Deed of Trust; (d) any additional loans made by the Beneficiary to the Grantor (it being contemplated that the Beneficiary may lend additional sums to the Grantor from time to time, but shall not be obligated to do so, and the Grantor hereby agrees that any such additional loans shall be secured by this Deed of Trust; and (e) any and all other indebtedness, obligations and liabilities of any kind of the Grantor to the Beneficiary, now and hereafter existing, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to the Beneficiary of the Grantor as a member of any partnership, syndicate, association or other group, and whether incurred by the Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, and whether originally contracted with the Beneficiary or acquired by the Beneficiary pursuant to a loan participation agreement or otherwise.

                                   ARTICLE II

         The Grantor hereby agrees that all of the provisions of Articles II, III, IV and V of the Master Form of Deed of Trust and Security Agreement Recorded by Bank United (the "Master Form"), filed for record on ______________ in the Office of the County Clerk of ______________ County, Texas, under Clerk's File No. ____________ of the Official Public Records of Real Property of ______________ County, Texas, are hereby incorporated herein by reference as if such representations, warranties, covenants and other provisions set forth in the Master Form were fully made in this Deed of Trust and Security Agreement and apply to the Premises herein described as if they were set forth in this Deed of Trust and Security Agreement.

                                  ARTICLE III

         If the obligations secured hereby are fully paid and performed in accordance with the terms and provisions of this instrument, the Master Form, the Note and all other Security Instruments, and if the covenants and agreements contained herein


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and in the Loan Agreement are kept and performed, then this conveyance shall become null and void and shall be released at the expense of the Grantor; otherwise, the same shall remain in full force and effect; and upon the occurrence, and during the continuation of an Event of Default (as defined in the Loan Agreement), then the Obligations secured hereby shall, at once or at any time thereafter while any part of the Obligations remain unpaid, at the option of any Beneficiary, become due and payable without demand or notice (all rights to demand and notice being hereby expressly waived except as otherwise expressly provided in the Loan Agreement), and it shall thereupon be the duty of the above named Trustee, or his successor or substitute, as hereinafter provided, to enforce this trust at the request of any Beneficiary (which request shall be presumed) and to sell or offer for sale all or any part of the Premises in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the terms and provisions of the Master Form.

         This Deed of Trust and Security Agreement is executed subject to the matters set forth on ___________________ Commitment for Title Insurance (GF #____________) dated _______________ as exceptions 1 and _____ through _____ on
Schedule B (the "Permitted Encumbrances"). This Deed of Trust and Security Agreement is a "construction mortgage" within the meaning of Section 9.313 of the Texas Business and Commerce Code in that it secures an obligation incurred for the construction of improvements on land.

         The Grantor hereby acknowledges receipt of a copy of the Master Form upon the execution and delivery of this Deed of Trust and Security Agreement.

         DATED and EFFECTIVE as of the ___ day of ________________, 19____.


                            NEWMARK HOMES, L.P.

                            By:  Newmark Home Corporation,
                                 General Partner



                            By:________________________________
                            Name:______________________________
                            Title:_____________________________


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THE STATE OF TEXAS        )
                          )
COUNTY OF ____________    )


         This instrument was acknowledged before me on the _____ day of ______________, 19____, by _______________________________________ of Newmark
Home Corporation, a Nevada corporation, on behalf of said corporation and the corporation acknowledged this instrument as partner on behalf of Newmark Homes, L.P., a Texas limited partnership.



                                      ------------------------------
                                      Notary Public in and for the
                                      State of Texas



After recording, please return to:

Bank United
3200 Southwest Freeway, Suite 2000
Houston, Texas 77027
Attention: Construction Loan Department





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